Maine & Maritimes Corporation
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


                       Date of Report: September 27, 2004

               Date of earliest event reported: September 21, 2004

                          MAINE & MARITIMES CORPORATION

             (Exact name of registrant as specified in its charter)


                                      Maine

                         (State or other jurisdiction of
                         incorporation or organization)

                                   333-103749

                              (Commission File No.)

                                   30-0155348

                      (I.R.S. Employer Identification No.)

                   209 State Street, Presque Isle, Maine 04769

               (Address of principal executive offices) (Zip Code)

                   Registrant's telephone number: 207-760-2499


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Item 2.03.  Creation of a Direct Financial Obligation.

On September 27, 2004, Maine & Maritimes Corporation (AMEX: MAM), through its subsidiary, The Maricor Group, formerly known as "Maine & Maritimes Energy Services," announced it closed on ten-year term financing on September 21, 2004, in connection with its recent acquisitions of Morris & Richard Consulting Engineers Limited, a Canadian-based engineering firm in Halifax, Nova Scotia and RES Engineering, Inc., a Massachusetts based mechanical and electrical engineering firm with offices in Hudson and Boston, Massachusetts. The acquisitions of Morris & Richard and RES had been announced in Form 8-K's dated June 2, 2004, and June 17, 2004, respectively, and the Company's Form 10-Q dated August 16, 2004. This financing is for the debt portion of the purchase prices and ongoing working capital needs.

The long-term debt is comprised of a $2.2 million commercial note with three years of variable interest-only payments, followed by seven years of principle and variable rate interest payments. This note is collateralized by the business assets of The Maricor Group, as well as guaranties from its subsidiaries Maricor, Ltd and RES Engineering, and a limited guaranty from Maine & Maritimes Corporation. A $1.0 million commercial line of credit note was also executed on September 21, 2004, to be available for The Maricor Group's working capital needs. The line of credit is subject to monthly variable rate interest payments and a zero balance must be maintained for thirty consecutive days annually, beginning in 2005.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date:    September 27, 2004

By:      /s/ J. Nicholas Bayne

         J. Nicholas Bayne
         President & Chief Executive Officer